UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 26, 2009

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 600-0711

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2009, but effective as of December 31, 2008, GMX Resources Inc. (the “Company”) entered into a Third Amendment (the “Third Amendment”) to its Third Amended and Restated Loan Agreement dated effective as of June 12, 2008, with Capital One, National Association, Union Bank of California, N.A., BNP Paribas, Compass Bank and Fortis Capital Corp. (the “Bank Agreement”). The Third Amendment amends the terms of the existing Bank Agreement to provide that the non-cash effects of ceiling test write-downs will not be included for purposes of determining the Company’s compliance with the minimum net worth covenant under the Bank Agreement. The parties previously amended the Bank Agreement on November 12, 2008, to make certain minor and immaterial changes to the covenant relating to the Company’s hedging program, the base interest rate definition and the obligations of the banks to fund advances. There were no other material changes to the existing Bank Agreement.

Additionally, on February 27, 2009, but effective as of January 1, 2009, the Company and The Prudential Insurance Company of America (“Prudential”) also entered into an Amendment No. 3 to Note Purchase Agreement and Limited Waiver pursuant to which similar changes to those described above relating to the Bank Agreement were made. As part of this amendment, Prudential also agreed to waive a technical default that occurred as of December 31, 2008, under the minimum net worth covenant contained in the Note Purchase Agreement as a result of the Company’s ceiling test write-down of the value of its oil and natural gas properties as of such date. There were no other material changes to the Note Purchase Agreement.

Item 2.02	Results of Operations and Financial Condition.

On February 26, 2009, the Company issued a press release (as updated on February 27, 2009, to correct an inadvertent typographical error) announcing its financial results for the fourth quarter of 2008 and year-end results for 2008 and including an operational update. The press release also provided information for accessing a related conference call. A copy of the press release (as updated) is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

See the Index to Exhibits for information regarding the exhibits filed as a part of this report.

10.1	Second Amendment to Restated Loan Agreement dated November 12, 2008, among GMX Resources Inc., Capital One, National Association, as Administrative Agent, and the banks named therein

10.2	Third Amendment to Restated Loan Agreement dated February 27, 2009, among GMX Resources Inc., Capital One, National Association, as Administrative Agent, and the banks named therein

10.3	Amendment No. 3 to Note Purchase Agreement and Limited Waiver dated February 27, 2009, between GMX Resources Inc. and The Prudential Insurance Company of America

99.1	Press release dated February 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

By:	/s/ James A. Merrill
James A. Merrill, Chief Financial Officer

Date: February 27, 2009

INDEX TO EXHIBITS

10.1	Second Amendment to Restated Loan Agreement dated November 12, 2008, among GMX Resources Inc., Capital One, National Association, as Administrative Agent, and the banks named therein

10.2	Third Amendment to Restated Loan Agreement dated February 27, 2009, among GMX Resources Inc., Capital One, National Association, as Administrative Agent, and the banks named therein

10.3	Amendment No. 3 to Note Purchase Agreement and Limited Waiver dated February 27, 2009, between GMX Resources Inc. and The Prudential Insurance Company of America

99.1	Press release dated February 27, 2009.